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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 31, 2001

REMEC, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-27414 (Commission File No.)	95-3814301 (I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, California 92014 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 505-3713

9404 Chesapeake Drive, San Diego, California 92123 (Former Name or Former Address, if Changed Since Last Report)

    This Amendment No. 1 on Form 8-K/A (this "Amendment") hereby amends Item 7 of the Current Report on Form 8-K filed on November 14, 2001 by REMEC, Inc., a California corporation ("REMEC"), relating to the acquisition of ADC Mersum Oy ("Solitra"), a corporation formed under the laws of the Republic of Finland and a wholly-owned subsidiary of ADC Telecommunications, Inc., a Minnesota corporation. REMEC is filing this Amendment to include the historical financial information required with respect to Solitra and the pro forma financial information required with respect to the acquisition of Solitra. The following financial statements required by Item 7 are filed as part of this Amendment.

Item 7. Financial Statements and Exhibits.

    (a) Financial Statements of Business Acquired.

(b) Pro Forma Financial Information
Unaudited Pro Forma Combined Condensed Financial Statements of REMEC, Inc. and ADC Mersum Oy and Subsidiary	22
Unaudited Pro Forma Condensed Combined Balance Sheet of REMEC, Inc. and ADC Mersum Oy and Subsidiary as of October 26, 2001	23
Unaudited Pro Forma Condensed Combined Statements of Operations of REMEC, Inc. and ADC Mersum Oy and Subsidiary for the year ended January 31, 2001	24
Unaudited Pro Forma Condensed Combined Statements of Operations of REMEC, Inc. and ADC Mersum Oy and Subsidiary for the nine months ended October 26, 2001	25
Notes to Unaudited Pro Forma Condensed Combined Financial Information of REMEC, Inc. and ADC Mersum Oy and Subsidiary	26

ADC Mersum Oy and Subsidiary

Consolidated financial statements
as of October 31, 2000
together with report of
independent public accountants

Report of independent public accountants

To ADC Mersum Oy and Subsidiary:

    We have audited the accompanying consolidated balance sheet of ADC Mersum Oy (a wholly owned subsidiary of ADC Telecommunications, Inc.) and Subsidiary as of October 31, 2000, and the related consolidated statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADC Mersum Oy and Subsidiary as of October 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
October 5, 2001

ADC MERSUM OY AND SUBSIDIARY

Consolidated balance sheet

As of October 31, 2000

(In thousands)

ASSETS
CURRENT ASSETS:
Cash	$3,852
Accounts receivable, net of reserves of $346	11,789
Inventories	7,912
Prepaid and other current assets	600
Note receivable from an affiliate (Note 2)	15,613
Other receivables from affiliates	9,723

Total current assets	49,489
PROPERTY AND EQUIPMENT, net	9,586
OTHER ASSETS, primarily goodwill	28,840

$87,915

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,747
Accrued compensation and benefits	4,094
Other accrued liabilities, primarily warranty	1,244
Current maturities of long-term debt	232
Note payable to an affiliate (Note 2)	30,000
Other payables to affiliates	10,289

Total current liabilities	53,606
LONG-TERM DEBT, less current maturities	83
DEFERRED TAXES	755

Total liabilities	54,444

COMMITMENTS AND CONTINGENCIES (Notes 3 and 7)
SHAREHOLDER'S EQUITY:
Common stock, par value $15; 2,450 shares issued and outstanding	53
Additional paid-in capital	59,346
Accumulated deficit	(8,920)
Accumulated other comprehensive loss	(17,008)

Total shareholder's equity	33,471

$87,915

The accompanying notes are an integral part of this consolidated balance sheet.

ADC MERSUM OY AND SUBSIDIARY

Consolidated statement of operations

For the year ended October 31, 2000

(In thousands)

NET SALES	$77,751
COST OF PRODUCTS SOLD	50,458

Gross profit	27,293
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,406

OPERATING INCOME	8,887
INTEREST EXPENSE, net	1,770
OTHER EXPENSE, net	6,045

INCOME BEFORE INCOME TAXES	1,072
INCOME TAX BENEFIT	30

NET INCOME	$1,102

The accompanying notes are an integral part of this consolidated financial statement.

ADC MERSUM OY AND SUBSIDIARY

Consolidated statement of shareholder's equity

For the year ended October 31, 2000

(In thousands)

	Common stock				Accumulated other comprehensive loss
			Additional paid-in capital	Accumulated deficit		Total comprehensive income
	Shares	Amount
BALANCE, October 31, 1999	2,250	$50	$47,772	$(10,022)	$(8,882)	$—
Net income	—	—	—	1,102	—	1,102
Stock issued	200	3	5,445	—	—	—
Transfer of ADC Solitra, Inc. net liabilities to ADC (Note 2)	—	—	5,681	—	—	—
Capital contribution from an affiliate (Note 2)	—	—	448	—	—	—
Translation adjustment	—	—	—	—	(8,126)	(8,126)

BALANCE, October 31, 2000	2,450	$53	$59,346	$(8,920)	$(17,008)	$(7,024)

The accompanying notes are an integral part of this consolidated financial statement.

ADC MERSUM OY AND SUBSIDIARY

Consolidated statement of cash flows

For the year ended October 31, 2000

(In thousands)

OPERATING ACTIVITIES:
Net income	$1,102
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	8,017
Deferred income taxes	(169)
Noncash loss on foreign currency translation	6,406
Change in assets and liabilities:
Accounts receivable	4,799
Inventories	2,287
Prepaid and other assets	160
Accounts payable	377
Accrued liabilities and other	2,661
Payables from affiliates, net	(18,819)

Net cash used by operating activities	6,821

INVESTING ACTIVITIES:
Property and equipment additions, net	(838)
FINANCING ACTIVITIES:
Decrease in debt	(808)
Borrowings from affiliates, net	(10,858)

Net cash used by financing activities	(11,666)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	64

DECREASE IN CASH AND CASH EQUIVALENTS	(5,619)
CASH AND CASH EQUIVALENTS, beginning of year	9,471

CASH AND CASH EQUIVALENTS, end of year	$3,852

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$16
Income taxes paid	16

The accompanying notes are an integral part of this consolidated financial statement.

ADC MERSUM OY AND SUBSIDIARY

Notes to consolidated financial statements

October 31, 2000

1  Summary of significant accounting policies

Organization

    ADC Mersum Oy and Subsidiary, a wholly owned subsidiary of ADC Telecommunications, Inc. (ADC), designs, manufactures and markets components for the communications industry in Finland.

    The accompanying consolidated financial statements include the accounts of ADC Mersum Oy and its wholly owned subsidiary, ADC Telecommunications Oy, which designs, manufactures and markets radio frequency components and subsystems for the wireless communications industry (collectively referred to herein as the Company). All significant intercompany amounts have been eliminated in consolidation.

Fair value disclosure of financial instruments

    The Company's financial instruments consist of cash, short-term trade receivables and payables for which current carrying amounts are equal to or approximate fair market values. The fair values of debt approximate the current rates at which the Company could borrow funds with similar remaining maturities and risks.

Inventories

    Inventories include material, labor and overhead and are stated at the lower of first-in, first-out cost or market. As of October 31, 2000, inventories consisted of the following (in thousands):

Raw materials	$5,336
Work-in-process	793
Finished goods	1,783

$7,912

Income taxes

    The Company utilizes the liability method of accounting for income taxes. Deferred tax liabilities or assets are recognized for the expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities (see Note 6).

Property and equipment

    Property and equipment are recorded at cost. Additions, improvements or major renewals are capitalized, while expenditures, which do not enhance or extend the asset's useful life, are charged to operating expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful life of the asset. The components of property and equipment and the useful lives of the assets are as follows as of October 31, 2000 (dollars in thousands):

		Useful lives
Equipment	$10,839	5-8 years
Land and buildings	5,817	30 years
Furniture and fixtures	582	7 years
Assets under construction	69
Less—Accumulated depreciation	(7,721)

Property and equipment, net	$9,586

    Depreciation expense was approximately $3.8 million for the year ended October 31, 2000.

Goodwill

    The excess of the cost of acquired businesses over the fair value of the net assets acquired is amortized on a straight-line basis ranging from 10 to 20 years. Management periodically assesses the amortization period and recoverability of the carrying amount of goodwill based upon an estimate of undiscounted future cash flows from related operations.

Revenue recognition

    The Company recognizes revenues from equipment sales upon shipment, when risk of loss for the equipment has transferred to the customer and collectibility of amounts receivable from customers are reasonably assured.

Significant customers

    The Company's largest customer accounted for 92 percent of net sales in the year ended October 31, 2000. At October 31, 2000, the Company had 83 percent, or approximately $10.0 million, of receivables due from three customers.

New accounting pronouncements

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements." SAB No. 101, as amended, summarizes some of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. When the Company adopted SAB No. 101 in the fourth quarter of 2001 there was not a material effect on the Company's operations or financial position.

    In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Under these new standards, all acquisitions subsequent to June 30, 2001 must be accounted for under the purchase method of accounting and purchased goodwill is no longer amortized over its useful life. Rather, goodwill will be subject to a periodic impairment test based on its fair value. SFAS No. 141 and No. 142 are effective in fiscal year 2003, although earlier adoption is permitted. The Company is currently evaluating the potential effect of the implementation of these two standards.

Use of estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

Foreign currency translation

    The Company converts its assets and liabilities to the U.S. dollar equivalents at rates in effect at the balance sheet date and records translation adjustments in shareholder's equity. The income statement is translated to the U.S. dollar equivalents at the exchange rate on the transaction dates. Foreign-exchange transaction gains and losses are reported in other expense in the accompanying consolidated statement of operations. Accumulated other comprehensive loss consists solely of the translation adjustment from the Company's functional currency to U.S. dollars.

2  Related-party transactions

    Prior to November 1, 1999, the Company owned 100 percent of ADC Solitra, Inc. On November 1, 1999, ADC purchased all of the assets and assumed all of the liabilities of ADC Solitra, Inc. at net book value. The liabilities assumed by ADC exceeded the assets transferred by approximately $5.7 million, which was treated as a capital contribution in the accompanying consolidated statement of shareholder's equity.

    During October 2000, the Company sold certain assets related to the wireless filter product line to an affiliate for a gain of approximately $448,000, which was recorded as a capital contribution from an affiliate in the accompanying consolidated statement of shareholder's equity. During fiscal year 2001, the assets were returned to the Company by the affiliate as management decided the affiliate would not continue to assist in the production of the wireless filters.

    During October 2000, a note was issued by an affiliate for approximately $15.6 million. This note is due and payable on demand and accrues interest of 5.25 percent compounded on each April 30 and October 31 and payable annually on January 31 following the completion of that fiscal year. This note was repaid in full by the affiliate during June 2001.

    During April 1999, a note was issued to an affiliate for $30 million. This note is due and payable on demand and calls for interest of 6.5 percent compounded on each April 30 and October 31 and payable annually on January 31 following the completion of that fiscal year. This note was repaid in full by the Company during June 2001.

3  Commitments

Leases

    The Company leases office space and real estate under noncancelable operating leases.

    Future minimum payments under these leases as of October 31, 2000 are as follows (in thousands):

2001	$53
2002	9

Total	$62

    Under the terms of the lease agreements, the Company also is responsible for certain operating expenses and taxes. Total rent expense of approximately $158,000 was charged to operations for the year ended October 31, 2000.

4  Shareholder's equity

    During March 2000, the Company issued 200 shares of common stock at $.015 per share to ADC for a subscription price of approximately $5.4 million, which was paid by ADC by reducing the amount of ADC's receivable from the Company.

5  Stock award plan

    ADC maintains the Global Stock Incentive Plan to grant various stock awards, including stock options at fair market value and restricted shares, to key employees of ADC. The following schedule summarizes activity for management and employees of the Company (shares in thousands):

	Shares	Weighted average exercise price
Outstanding at October 31, 1999	222	$7.78
Granted	292	28.74
Exercised	(37)	6.43
Canceled	(40)	9.63

Outstanding at October 31, 2000	437	$13.25

Exercisable at October 31, 2000	142	$9.60

    SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, a fair-value-based method of accounting for employee stock options or similar equity instruments. As permitted under the standard, the Company has continued to account for employee stock options using the intrinsic value method outlined in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, the Company has recognized no compensation expense for the Global Stock Incentive Plan.

    If compensation expense for the Company's stock-based compensation plans had been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's net income would have decreased to the pro forma amount indicated below for the year ended October 31, 2000 (in thousands):

Net income:
As reported	$1,102
Pro forma	94

    The weighted average fair value per option at the date of grant for options granted in 2000 was $13.84. The fair value was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	5.91%
Expected dividend	—
Expected volatility factor	82.90
Expected option term	4.5 years

6  Income taxes

    The components of the provision (benefit) for income taxes for 2000 are as follows (in thousands):

Current federal taxes payable	$180
Deferred	(210)

Total benefit	$(30)

    The effective income tax rate differs from the federal statutory rate as follows:

Federal statutory rate	29%
Goodwill amortization	46
Utilization of net operating loss carryforward	(91)
Other	13

Effective income tax rate	(3)%

    Deferred tax assets (liabilities) as of October 31, 2000 are composed of the following (in thousands):

Current deferred tax assets:
Asset valuation reserves	$78
Noncurrent deferred tax liabilities:
Depreciation	755

7  Litigation

    From time to time, the Company is involved in legal actions which arise in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of the Company's management, the resolution of any currently pending or threatened actions will not have a material adverse effect upon the financial position of the Company.

8  Subsequent events

    During April 2001, the Company recorded a goodwill writedown of approximately $26.7 million because the estimated fair value using a discounted cash flow model was less than the carrying value of the Company's goodwill.

    During October 2001, ADC entered into an agreement to sell the Company to REMEC, Inc., a designer and manufacturer of high-frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks and in defense electronics applications, for approximately $50.1 million, less certain purchase price adjustments as specified in the purchase agreement. As part of the agreement, ADC and REMEC, Inc. agreed that ADC would retain one of the Company's product lines. This product line had assets of $1.6 million, revenues of $7.5 million and operating income of approximately $925,000 for the year ended October 31, 2000.

ADC Mersum Oy and Subsidiary

Consolidated financial statements
as of July 31, 2001

(unaudited)

ADC MERSUM OY AND SUBSIDIARY

Consolidated balance sheets

As of July 31, 2001

(Unaudited)

(In thousands, except share amounts)

ASSETS
CURRENT ASSETS:
Cash	$3,563
Accounts receivable, net of reserves of $281	10,034
Inventories	8,005
Prepaid and other current assets	23
Note receivable from an affiliate	1,203
Other receivables from affiliates	12,020

Total current assets	34,848
PROPERTY AND EQUIPMENT, net	11,579

$46,427

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,353
Accrued compensation and benefits	1,896
Other accrued liabilities, primarily warranty	2,352
Current maturities of long-term debt	23
Payables to affiliates	25,479

Total current liabilities	36,103
LONG-TERM DEBT, less current maturities	87
DEFERRED TAXES	381

Total liabilities	36,571

SHAREHOLDER'S EQUITY:
Common stock, par value $21.50; 2,450 shares issued and outstanding	53
Additional paid-in capital	59,346
Accumulated deficit	(35,880)
Accumulated other comprehensive loss	(13,663)

Total shareholder's equity	9,856

$46,427

The accompanying notes are an integral part of this consolidated balance sheet.

ADC MERSUM OY AND SUBSIDIARY

Consolidated statements of operations

(Unaudited)

(In thousands)

	For the nine-month periods ended July 31
	2001	2000
NET SALES	$50,036	$57,982
COST OF PRODUCTS SOLD	38,585	41,178

Gross profit	11,451	16,804
EXPENSES:
Research and development	5,490	5,031
Selling and administrative	5,479	5,280
Impairment charge	27,071	—

Total expenses	38,040	10,311

OPERATING INCOME (LOSS)	(26,589)	6,493
INTEREST EXPENSE, net	476	1,297
OTHER EXPENSE (INCOME), net	(640)	6,499

INCOME (LOSS) BEFORE INCOME TAXES	(26,425)	(1,303)
INCOME TAX BENEFIT (PROVISION)	(535)	734

NET LOSS	$(26,960)	$(569)

The accompanying notes are an integral part of these consolidated financial statements.

ADC MERSUM OY AND SUBSIDIARY

Consolidated statement of shareholder's equity

(Unaudited)

(In thousands)

	Common stock				Accumulated other comprehensive loss
			Additional paid-in capital	Accumulated deficit		Total comprehensive income (loss)
	Shares	Amount
BALANCE, October 31, 2000	2,450	$53	$59,346	$(8,920)	$(17,008)	$
Net loss	—	—	—	(26,960)	—		(26,960)
Translation adjustment	—	—	—	—	3,345		3,345

BALANCE, July 31, 2001	2,450	$53	$59,346	$(35,880)	$(13,663)		$(23,615)

The accompanying notes are an integral part of this consolidated financial statement.

ADC MERSUM OY AND SUBSIDIARY

Condensed consolidated statements of cash flows

(Unaudited)

(In thousands)

	For the nine-month periods ended July 31
	2001	2000
OPERATING ACTIVITIES:
Net loss	$(26,960)	$(569)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	3,911	4,078
Impairment charge	27,071	—
Deferred income taxes	(411)	(170)
Change in assets and liabilities:
Accounts receivable	1,246	4,098
Inventories	(411)	1,621
Prepaid and other assets	(580)	11,951
Accounts payable	(1,733)	4,457
Accrued liabilities and other	(1,326)	2,764
Payables from affiliates, net	12,402	(3,263)

Net cash provided by operating activities	13,209	24,967

INVESTING ACTIVITIES:
Property and equipment additions, net	(5,058)	515
FINANCING ACTIVITIES:
Decrease in debt	(221)	(649)
Borrowings from affiliates, net	(18,245)	2,724

Net cash provided (used) by financing activities	(18,466)	2,075
EFFECT OF EXCHANGE RATE CHANGES ON CASH	10,026	(21,919)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(289)	5,638
CASH AND CASH EQUIVALENTS, beginning of period	3,852	9,471

CASH AND CASH EQUIVALENTS, end of period	$3,563	$15,109

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$6	$43

The accompanying notes are an integral part of these consolidated financial statements.

ADC MERSUM OY AND SUBSIDIARY

Notes to consolidated financial statements

(Unaudited)

1  Quarterly financial statements

    The interim consolidated financial statements included herein have been prepared by ADC Mersum Oy and Subsidiary (the Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC). Certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, the management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended October 31, 2000, included in REMEC, Inc.'s Form 8-K filed with the SEC. In the opinion of management, the consolidated financial statements included herein reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company as of July 31, 2001, and the results of its operations for the nine-month periods ended July 31, 2001 and 2000. The results of operations for the interim period ended July 31, 2001 are not necessarily indicative of the results which may be reported for any other interim period or for the entire fiscal year.

2  Organization

    The Company, a wholly owned subsidiary of ADC Telecommunications, Inc. (ADC), designs, manufactures and markets components for the communications industry in Finland. The Company's functional currency is the Finnish markka. These consolidated financial statements have been translated to the U.S. dollar.

    The accompanying consolidated financial statements include the accounts of ADC Mersum Oy and its wholly owned subsidiary, ADC Telecommunications Oy, which designs, manufactures and markets radio frequency components and subsystems for the wireless communications industry. All significant intercompany amounts have been eliminated in consolidation.

3  Inventories

    Inventories consisted of the following as of July 31, 2001 (in thousands):

Raw materials	$5,845
Work in process	385
Finished goods	1,775

$8,005

4  Impairment charge

    During April 2001, the Company used estimates of undiscounted cash flows to evaluate any possible impairment of long-lived assets and intangibles. As a result of this evaluation, the Company concluded that a significant impairment of intangibles had occurred. The Company used a discounted cash flow model to determine the fair value of the assets. As the estimated fair value was less than the carrying value of the assets, a noncash impairment charge was required. Accordingly, an impairment charge of approximately $27.1 million was recorded to writedown goodwill. As the fair value is based on management estimates, the actual impairment charge could vary significantly from this estimate.

5  Income taxes

    The impairment charge described above impacted the Company's effective rate as it is a nondeductible expense for tax purposes.

6  Comprehensive income (loss)

    The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires that all components of comprehensive income (loss), including net income (loss), be reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from nonowner sources. Net loss and foreign currency translation adjustments are reported to arrive at comprehensive income (loss).

7  New accounting pronouncements

    In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements." SAB No. 101, as amended, summarizes some of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. When the Company adopted SAB No. 101 in the fourth quarter of 2001, there was not a material effect on the Company's operations or financial position.

8  Subsequent event

    During October 2001, ADC entered into an agreement to sell the Company to REMEC, Inc., a designer and manufacturer of high-frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks and in defense electronics applications, for approximately $50.1 million, less certain purchase price adjustments as specified in the purchase agreement. As part of the agreement, ADC and REMEC, Inc. agreed that ADC would retain one of the Company's product lines. This product line had assets of $1.6 million, revenues of $7.5 million and operating income of approximately $925,000 for the year ended October 31, 2000.

REMEC, Inc. and ADC Mersum Oy and subsidiary

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial information gives effect to the acquisition of ADC Mersum Oy ("Solitra"), a subsidiary of ADC Telecommunications, Inc. by REMEC on October 31, 2001 using the purchase method of accounting.

    The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of REMEC as of October 26, 2001 and Solitra as of July 31, 2001 and has been prepared to reflect the acquisition by REMEC of Solitra as if the acquisition had occurred as of October 26, 2001.

    The unaudited pro forma combined condensed statement of operations for the year ended January 31, 2001 is based on the historical statement of operations of REMEC and combines the results of operations of Solitra for the year ended October 31, 2000 as if the transaction had occurred as of February 1, 2000. The unaudited pro forma combined condensed statement of operations for the nine months ended October 26, 2001 is based on the historical statement of operations of REMEC and combines the results of operations for Solitra for the nine months ended July 31, 2001 as if the acquisition had occurred as of February 1, 2001. The fiscal year ends of REMEC and Solitra are January 31, and October 31, respectively.

    The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of REMEC. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the Solitra operations.

    The unaudited pro forma combined condensed financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of REMEC included in REMEC's Annual Report on Form 10-K for the year ended January 31, 2001 and REMEC's Quarterly Report on Form 10-Q for the fiscal quarter ended October 26, 2001.

REMEC, Inc. and ADC Mersum Oy and subsidiary

Unaudited Pro Forma Condensed Combined Balance Sheet

October 26, 2001

(in thousands)

	REMEC	Solitra	Pro forma Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$105,683	$3,563	$(51,600	)(a)	$57,646
Accounts receivable, net	31,939	10,034	(152	)(b)	41,821
Inventories, net	47,960	8,005	(943	)(b)	55,022
Deferred income taxes	15,715	—	—		15,715
Other current assets	4,885	23	—		4,908
Note receivable from an affiliate	—	1,203	(1,203	)(c)	—
Other receivables from affiliates	—	12,020	(12,020	)(c)	—

	206,182	34,848	(65,918)		175,112
Property, plant and equipment, net	92,235	11,579	(253	)(b)	103,561
Restricted cash	17,049	—	—		17,049
Intangible and other assets, net	35,827	—	29,528	(e)	65,355

	$351,293	$46,427	$(36,643)		$361,077

Current liabilities:
Accounts payable	$9,688	$6,353	$(607	)(b)	$15,434
Accrued expenses and other current liabilities	8,196	4,248	(320	)(b)	12,124
Current maturities of long-term debt	—	23	—		23
Payables to affiliates	—	25,479	(25,479	)(c)	—

	17,884	36,103	(26,406)		27,581
Long-term debt, less current portion	—	87	—		87
Deferred income taxes and other long-term liabilities	6,901	381	(381	)(c)	6,901
Shareholders	326,508	9,856	(9,856	)(d)	326,508

Total liabilities and stockholders' equity	$351,293	$46,427	$(36,643)		$361,077

REMEC, Inc. and ADC Mersum Oy and subsidiary

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended January 31, 2001

(in thousands, except share and per share information)

	REMEC	Solitra	Pro forma Adjustments		Pro Forma
Net Sales	$273,499	$77,751	$(7,501	)(f)	$343,749
Cost of goods sold	203,812	50,458	(5,664	)(f)	248,606

Gross profit	69,687	27,293	(1,837)		95,143
Operating expenses:
Selling, general and administrative	45,621	18,406	(912	)(f)	64,686
			1,571	(h)
Research and development	18,953	—	—		18,953
Transaction costs	2,750	—	—		2,750

Total operating expenses	67,324	18,406	659		86,389
Income (loss) from operations	2,363	8,887	(2,496)		8,754
Gain on sale of investment	1,707	—	—		1,707
Interest income (expense) and other, net	9,803	(7,815)	(2,600	)(g)	(612)

Income (loss) before provision (credit) for income taxes and minority interest	13,873	1,072	(5,096)		9,849
Provision (credit) for income taxes	2,917	(30)	—		2,887

Net income (loss) before minority interest	10,956	1,102	(5,096)		6,962
Minority interest	77	—	—		77

Net income (loss)	$10,879	$1,102	$(5,096)		$6,885

Earnings (loss) per common share:
Basic	$0.25				$0.16
Diluted	$0.24				$0.15
Shares used in computing earnings (loss) per common share:
Basic	43,436,000				43,436,000
Diluted	45,482,000				45,482,000

REMEC, Inc. and ADC Mersum Oy and subsidiary

Unaudited Pro Forma Condensed Combined Statements of Operations

Nine months ended October 26, 2001

(in thousands, except share and per share information)

	REMEC	Solitra	Pro forma Adjustments		Pro Forma
Net Sales	$171,786	$50,036	$(2,760	)(f)	$219,062
Cost of goods sold	153,381	38,585	(2,228	)(f)	189,738

Gross profit	18,405	11,451	(532)		29,324
Operating expenses:
Selling, general and administrative	37,413	5,479	(1,704 1,179	)(f) (h)	42,367
Research and development	19,241	5,490	—		24,731
Impairment charge	—	27,071	—		27,071

Total operating expenses	56,654	38,040	(525)		94,169
Income (loss) from operations	(38,249)	(26,589)	(7)		(64,845)
Write-down of investment	(9,400)	—	—		(9,400)
Gain on sale of investment	7,614	—	—		7,614
Interest income (expense) and other, net	4,467	164	(2,000	)(g)	2,631

Income (loss) before provision (credit) for income taxes and minority interest	(35,568)	(26,425)	(2,007)		(64,000)
Provision (credit) for income taxes	(13,900)	535	—		(13,365)

Net income (loss) before minority interest	(21,668)	(26,960)	(2,007)		(50,635)

Net income (loss)	$(21,668)	$(26,960)	$(2,007)		$(50,635)

Earnings (loss) per common share:
Basic	$(0.48)				$(1.13)
Diluted	$(0.48)				$(1.13)
Shares used in computing earnings (loss) per common share:
Basic	44,834,000				44,834,000
Diluted	44,834,000				44,834,000

    Upon consummation of the acquisition, REMEC acquired all of the stock of ADC Mersum Oy ("Solitra") , a subsidiary of ADC, Telecommunications, Inc., in exchange for $50.1 million. The purchase price is calculated to be $51.6 million based on consideration provided and estimated acquisition related costs of $1.5 million. The purchase price for purposes of the unaudited pro forma combined financial statements was allocated as follows based upon a preliminary valuation of the tangible and intangible assets at July 31, 2001 (in thousands):

Total acquisition costs:
Cash paid at acquisition	$50,100
Acquisition related expenses	1,500

$51,600

Allocated to assets and liabilities as follows:
Tangible assets acquired	$31,856
Assumed liabilities	(9,784)
Acquired technology	11,000
Goodwill	18,528

$51,600

    Pro Forma Adjustments to Pro Forma Combined Condensed Financial Information

    (a)
    Cash paid for acquisition including acquisition related costs of approximately $1.5 million.

    (b)
    To eliminate assets and liabilities of Tower Top Product Line not acquired

    (c)
    To eliminate intercompany assets and liabilities of Solitra not assumed as part of the acquisition

    (d)
    To eliminate the equity accounts and accumulated deficit of Solitra

    (e)
    The residual amount of the purchase price over the net book value of the assets and liabilities have been allocated to intangible assets. The intangible assets consist of developed core technology and goodwill.

    (f)
    Adjustment to eliminate revenues, cost of revenues and related expenses of the Tower Top Product Line which was not part of the acquisition.

    (g)
    To reflect foregone interest income not earned as a result of the cash expended for the transaction. Calculation was based on annual interest rate of 5.0%.

    (h)
    To record amortization expense of the newly acquired intangibles based on a useful life of 7 years. In accordance with FASB No. 142 no amortization expense has been recorded for the newly acquired goodwill.

  (c)
  The following exhibits are included as part of this report:

2.1*	Amended and Restated Securities Purchase Agreement dated October 8, 2001, and effective as of October 1, 2001, by and among REMEC, Inc., ADC Telecommunications, Inc. and ADC Mersum Oy.
2.2*	Amendment No. 1 to the Amended and Restated Securities Purchase Agreement dated October 31, 2001 by and among REMEC, Inc., ADC Telecommunications, Inc. and ADC Mersum Oy.
10.1*	License Agreement dated as of October 31, 2001 by and among ADC Telecommunications, Inc. and ADC Telecommunications Oy.
23.1	Consent of Arthur Andersen LLP
99.1*	Press Release issued by REMEC, Inc. dated October 8, 2001.
99.2*	Press Release issued by REMEC, Inc. dated October 31, 2001.

*
Incorporated by reference to exhibits to the Current Report on Form 8-K filed on November 14, 2001.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

REMEC, INC.
	By:	/s/ DONALD J. WILKINS Donald J. Wilkins Vice President, General Counsel and Secretary
Date: December 12, 2001

EXHIBIT INDEX

Exhibit	Description
2.1*	Amended and Restated Securities Purchase Agreement dated October 8, 2001, and effective as of October 1, 2001, by and among REMEC, Inc., ADC Telecommunications, Inc. and ADC Mersum Oy. The exhibits to the Purchase Agreement, as listed in the table of contents thereto, have been omitted. The Corporation will furnish copies of the omitted exhibits to the Commission upon request.
2.2*	Amendment No. 1 to the Amended and Restated Securities Purchase Agreement dated October 31, 2001 by and among REMEC, Inc., ADC Telecommunications, Inc. and ADC Mersum Oy.
10.1*	License Agreement dated as of October 31, 2001 by and among ADC Telecommunications, Inc. and ADC Telecommunications Oy.
23.1	Consent of Arthur Andersen LLP
99.1*	Press Release issued by REMEC, Inc. dated October 8, 2001.
99.2*	Press Release issued by REMEC, Inc. dated October 31, 2001.

*
Incorporated by reference to exhibits to the Current Report on Form 8-K filed on November 14, 2001.

QuickLinks

  Item 7. Financial Statements and Exhibits.
ADC Mersum Oy and Subsidiary Consolidated financial statements as of October 31, 2000 together with report of independent public accountants
ADC MERSUM OY AND SUBSIDIARY Consolidated balance sheet As of October 31, 2000 (In thousands)
ADC MERSUM OY AND SUBSIDIARY Consolidated statement of operations For the year ended October 31, 2000 (In thousands)
ADC MERSUM OY AND SUBSIDIARY Consolidated statement of shareholder's equity For the year ended October 31, 2000 (In thousands)
ADC MERSUM OY AND SUBSIDIARY Consolidated statement of cash flows For the year ended October 31, 2000 (In thousands)
ADC MERSUM OY AND SUBSIDIARY Notes to consolidated financial statements October 31, 2000
  1 Summary of significant accounting policies
ADC Mersum Oy and Subsidiary Consolidated financial statements as of July 31, 2001 (unaudited)
ADC MERSUM OY AND SUBSIDIARY Consolidated balance sheets As of July 31, 2001 (Unaudited) (In thousands, except share amounts)
ADC MERSUM OY AND SUBSIDIARY Consolidated statements of operations (Unaudited) (In thousands)
ADC MERSUM OY AND SUBSIDIARY Consolidated statement of shareholder's equity (Unaudited) (In thousands)
ADC MERSUM OY AND SUBSIDIARY Condensed consolidated statements of cash flows (Unaudited) (In thousands)
ADC MERSUM OY AND SUBSIDIARY Notes to consolidated financial statements (Unaudited)
REMEC, Inc. and ADC Mersum Oy and subsidiary UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
REMEC, Inc. and ADC Mersum Oy and subsidiary Unaudited Pro Forma Condensed Combined Balance Sheet October 26, 2001 (in thousands)
REMEC, Inc. and ADC Mersum Oy and subsidiary Unaudited Pro Forma Condensed Combined Statements of Operations For the year ended January 31, 2001 (in thousands, except share and per share information)
REMEC, Inc. and ADC Mersum Oy and subsidiary Unaudited Pro Forma Condensed Combined Statements of Operations Nine months ended October 26, 2001 (in thousands, except share and per share information)
SIGNATURE
EXHIBIT INDEX